Exhibit 23.4

CONSENT OF NOMINEE FOR DIRECTOR

Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, I hereby consent to being named and described as a person who will become a director of Sanchez Energy Corporation, a Delaware corporation (the “Company”), in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (File No. 333-176613), as amended (the “Registration Statement”), to the disclosure under the caption “Management” in the Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.

Date: November 14, 2011	/s/ Gilbert A. Garcia
Gilbert A. Garcia